                                                       EXHIBIT (23)(H)(I)(10)(C)
                                                       EXHIBIT (23)(H)(II)(9)(A)

                                    AMENDMENT
                                       TO
                MASTER FUND SUB-ACCOUNTING AND SUB-ADMINISTRATION
                                   AGREEMENT

     This amendment (the "Amendment") to Master Fund Sub-Accounting and Sub-Administration Agreement is made as of the 7th day of December 2007, by and between New York Life Investment Management LLC ("NYLIM") and State Street Bank & Trust Company ("Bank") (formerly, Investors Bank & Trust Company).

     WHEREAS, NYLIM and Bank have entered into a Master Fund Sub-Accounting and Sub-Administration Agreement (the "Agreement") dated as of June 30, 2005, as amended; and

     WHEREAS, each of NYLIM and Bank wish to amend Appendix A in order to revise the list of funds covered by the Agreement.

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Appendix A. Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC


By: /s/ Stephen P. Fisher
    ---------------------------------
Name: Stephen P. Fisher
Title: President

STATE STREET BANK & TRUST COMPANY


By: /s/ Stephen DeSalvo
    ---------------------------------
Name: Stephen DeSalvo
Title: Senior Vice President

                                   APPENDIX A
                                     TO THE
           MASTER FUND SUB-ACCOUNTING AND SUB-ADMINISTRATION AGREEMENT
                                 BY AND BETWEEN
                     NEW YORK LIFE INVESTMENT MANAGEMENT LLC
                                       AND
                        STATE STREET BANK & TRUST COMPANY
                            (AS OF DECEMBER 7, 2007)

FUND                            PORTFOLIO
----                            ---------
THE MAINSTAY FUNDS              Capital Appreciation Fund
                                Common Stock Fund
                                Convertible Fund
                                Diversified Income Fund
                                Equity Index Fund
                                Global High Income Fund
                                Government Fund
                                High Yield Corporate Bond Fund
                                International Equity Fund
                                Large Cap Growth Fund
                                MAP Fund
                                Mid Cap Growth Fund
                                Mid Cap Value Fund
                                Money Market Fund
                                Small Cap Growth Fund
                                Small Cap Value Fund
                                Tax Free Bond Fund
                                Total Return Fund
                                Value Fund
                                Institutional Bond Fund
                                Principal Preservation Fund

ECLIPSE FUNDS                   Mid Cap Opportunity Fund
                                Small Cap Opportunity Fund
                                Balanced Fund

ECLIPSE FUNDS INC.              130/30 Core Fund
                                130/30 Growth Fund
                                130/30 High Yield Fund
                                130/30 International Fund
                                Retirement 2010 Fund
                                Retirement 2020 Fund
                                Retirement 2030 Fund
                                Retirement 2040 Fund
                                Retirement 2050 Fund
                                All Cap Growth Fund
                                Cash Reserves Fund
                                Conservative Allocation Fund
                                Floating Rate Fund
                                Growth Allocation Fund

FUND                            PORTFOLIO
----                            ---------
                                Growth Equity Fund
                                Income Manager Fund
                                Indexed Bond Fund
                                Intermediate Term Bond Fund
                                Large Cap Opportunity Fund
                                Moderate Allocation Fund
                                Moderate Growth Allocation Fund
                                S&P 500 Index Fund
                                Short Term Bond Fund

ICAP FUNDS, INC.                MainStay ICAP Equity Fund
                                MainStay ICAP Select Equity Fund
                                MainStay ICAP International Fund

MAINSTAY VP SERIES FUND, INC.   Balanced Portfolio
                                ICAP Select Equity Portfolio
                                Bond Portfolio
                                Capital Appreciation Portfolio
                                Cash Management Portfolio
                                Common Stock Portfolio
                                Conservative Allocation Portfolio
                                Convertible Portfolio
                                Developing Growth Portfolio
                                Floating Rate Portfolio
                                Government Portfolio
                                Growth Allocation Portfolio
                                High Yield Corporate Bond Portfolio
                                International Equity Portfolio
                                Large Cap Growth Portfolio
                                Mid Cap Core Portfolio
                                Mid Cap Growth Portfolio
                                Mid Cap Value Portfolio
                                Moderate Allocation Portfolio
                                Moderate Growth Allocation Portfolio
                                S&P 500 Index Portfolio
                                Small Cap Growth Portfolio
                                Total Return Portfolio
                                Value Portfolio